Exhibit 10.8

Waiver Letter

May 11, 2022

Conifer Holdings, Inc.
550 W. Merrill Street
Suite 200
Birmingham, MI 48009

Re:	Credit Agreement dated June 21, 2018 between Conifer Holdings, Inc. (“Borrower”) and The Huntington National Bank, as amended (“Credit Agreement”)

Gentlemen:

The Borrower has advised the Bank that it violated the provisions of Section 8.15(a) and 8.15(e) of the Credit Agreement for period ending March 31, 2022 (the “Covenant Violations”). The Borrower has requested that the Bank waive any Event of Default under the Credit Agreement resulting from the Covenant Violations. The Bank hereby waives such Events of Default (“Waiver”). This Waiver shall become effective upon (a) payment by Borrower to Bank of a non-refundable waiver fee in the amount of $5,000.00 and (b) receipt by Bank of a waiver of any existing defaults or events of default under the Note Purchase Agreement.

The Waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, or to constitute a waiver or release by the Bank of any right, remedy or Event of Default under the Credit Agreement, except to the extent expressly set forth above. Furthermore, the Waiver shall not affect in any manner whatsoever any rights or remedies of the Bank with respect to any other non-compliance by Borrower with the Credit Agreement whether in the nature of an Event of Default or otherwise, and whether now in existence or subsequently arising.

Except as specifically defined to the contrary herein, capitalized terms used in this Waiver shall have the meanings given them in the Credit Agreement.

The Credit Agreement is confirmed as being in full force and effect. This Waiver shall be governed by and construed in accordance with the laws of the State of Michigan. Section 11.5 and 11.10 of the Credit Agreement are incorporated herein mutatis mutandis.

Very truly yours,

THE HUNTINGTON NATIONAL BANK

By:	/s/ T. Elliot Shafer
T. Elliot Shafer
Its:	Vice President

Acknowledge and Agreed:

CONFER HOLDINGS, INC.

By:	/s/ Harold Meloche
Harold Meloche
Its:	CFO

[Signature Page to Waiver Letter (4877-4301-1870)]